CONFIRMATION OF AUTHORITY TO SIGN FORMS 3, 4 AND 5
                          ON BEHALF OF REPORTING PERSON



         This statement by the undersigned (the "Reporting Person") confirms that James R. Weigand and Jon Pilarski are authorized and designated by the Reporting Person, with full power of substitution and resubstitution, to sign and file Securities and Exchange Commission Forms 3, 4 and 5 on behalf of the Reporting Person, during the period beginning on the date of this document, and continuing through and including December 22, 2006.

Dated:   September 22, 2006

                                        /s/ John Firth
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                                        John Firth, Director

                                        John Firth
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                                        (Printed Name of Reporting Person)